Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CONSULTING AGREEMENT

修訂與重述顧問合同之第二修訂案

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CONSULTING AGREEMENT (this “Amendment”) is entered into and effective as of February 11, 2020, by and between Leaping Media Group Co., Ltd. (the “Company”) and Qianhai Asia Era (Shenzhen) International Financial Services Co., Ltd. (formerly known as Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd., the “Consultant”).

這一修訂與重述顧問合同之第二修訂案（以下簡稱“本修訂案”）由越眾文化傳媒集團有限公司（以下簡稱“公司”）和前海亞洲時代（深圳）國際金融服務股份有限公司（以下簡稱“顧問團隊”）于2020年2月11日簽訂和生效。

WHEREAS, the Company and the Consultant entered into that certain Amended and Restated Consulting Agreement (the “Agreement”) dated as of December 10, 2018, with respect to the proposed registered offering of the Company;

鑒於，公司和顧問團隊于２０１８年１２月１０日針對公司的上市事宜簽訂了一份修訂與重述顧問合同（以下簡稱“原協議”）；

WHEREAS, the Company and the Consultant entered into that certain First Amendment to Amended and Restated Consulting Agreement dated as of December 3, 2019 and amended the Agreement (the “Amended Agreement No. 1”); and

鑒於，公司和顧問團隊于２０１9年１２月3日針對公司的上市事宜簽訂了一份修訂與重述顧問合同之第一修訂案並對原協議進行了修訂（以下簡稱“第一次修訂後協議”）；及

WHEREAS, it is the desire of each of the Company and the Consultant to further amend the Amended Agreement No. 1 in order to adjust the compensation of the Consultant.

鑒於，公司和顧問團隊希望對第一次修訂後協議中對顧問團隊報酬的規定進行修訂。

NOW, THERFORE, in consideration of the mutual covenants in this Amendment, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, each of the Company and the Consultant hereby agrees to amend the Amended Agreement No. 1 as follows:

為此，考慮到本修訂案所含前提、互相承諾及約定，且其充分性在此得以確認，公司和顧問團隊均同意對第一次修訂後協議進行如下修訂：

1.                   Section 1 and Section 2 of Annex A to the Amended Agreement No. 1 are hereby deleted and replaced with the following:

在此刪除第一次修訂後協議的附件A的第1章節和第2章節並以下面的內容代替：

“1. The Company shall pay the Consultant a consulting fee in the aggregate amount of United States Dollars Two Hundred Sixty-Five Thousand (US$265,000) or its Renminbi or Hong Kong dollars equivalent, determined using the spot buying rate of exchange published by the People’s Bank of China on the due date of payment (the “Consulting Fee”). The Company has already paid the Consultant a portion of the Consulting Fee in the amount of US$65,000. The remaining US$200,000 shall be paid in cash upon the closing of the initial public offering of the Company’s affiliated company, Leaping Group Co., Ltd. (“Leaping Group”) (collectively, the “IPO”);

公司應付顧問團隊一筆顧問費用，總額為貳拾陸萬伍仟美元（US$265,000）或等同的人民幣或港幣，其匯率使用付款日當天中國人民銀行公佈的美元對人民幣或港幣匯率的實時現匯中間價（以下簡稱“顧問費用”）。公司已經向顧問團隊支付了顧問費用中的65,000美元。剩餘的200,000美元的顧問費用應于公司的關聯公司越眾集團有限公司（以下簡稱“越眾集團”）完成首次公開發行交割時支付（以下簡稱“IPO”）；

The Company shall, upon the closing of the IPO, issue to the Consultant a warrant to purchase 300,000 newly issued ordinary shares of Leaping Group (the “Warrant”). The exercise price of the Warrant shall be equal to 100% of the initial public offering price of ordinary shares of Leaping Group. The Warrants shall be exercisable within five years after the effective date of the IPO, at any time, and from time to time, in whole or in part.

公司應于IPO交割時發給顧問團隊一份認股權證，該認股權證可用於購買300,000股越眾集團新發行的普通股（以下簡稱“認股權證”）。認股權證的執行價格等於越眾集團普通股的首次公開發行價格。認股權證可在IPO完成日起五年內的任意時間一次性或分多次執行。

2. Notwithstanding Section 1 above, if the initial public offering of Leaping Group does not close by July 31, 2020, the Company shall pay the Consultant a consulting fee in the aggregate amount of US$1,435,000 in cash, due on July 31, 2020, unless otherwise agreed upon by the Company and the Consultant.

儘管有上述第1章節的規定，如越眾集團的首次公開發行在2020年7月31日還未完成交割，公司應于2020年7月31日以現金向顧問團隊支付一筆總額為1,435,000美元的顧問費用，雙方另有協議除外。”

2.                Except as herein above amended, the terms and provisions of the Amended Agreement No. 1 shall remain in full force and effect.

除以上修改外，第一次修訂後協議中的條款和規定應保持完全有效。

3.                This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

本修訂案可以任意數量的副本同時執行並且均視為正本。

4.                This Amendment shall extend to and be binding upon the heirs, executors, administrators, successors, and assigns of each of the parties hereto.

本修訂案應對雙方的繼承人、執行人、管理人、繼承人和受讓人具有同等約束力。

5.                This Amendment shall be governed by and construed in accordance with the laws of the Special Administrative Region of Hong Kong.

本修訂案受中華人民共和國香港特別行政區法律管轄，并按照中華人民共和國香港特別行政區法律解釋。

6.                This Amendment is written in both English and Chinese. Shall there be any conflicts between the English and Chinese versions, the English version shall prevail.

本修訂案由中英文書寫。若中英文版本之間有衝突，以英文版本為準。

[SIGNATURE PAGE FOLLOWS]

[後為簽字頁]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment, effective as of the date set forth above.

茲證明，雙方當事人已按時簽署并交付本修訂案，自上文規定之日起生效。

Qianhai Asia Era (Shenzhen)	Leaping Media Group Co., Ltd.
International Financial Services Co., Ltd.	越眾文化傳媒集團有限公司
前海亞洲時代（深圳）國際金融服務
股份有限公司

By: /s/Qiang Chen	By: /s/Bo Jiang

Name: Qiang Chen	Name: Bo Jiang
姓名： 陈强	姓名： 姜波
Title: Chief Executive Officer	Title: Chairman
職位： 總經理	職位： 董事長